         This Credit Agreement and Guarantee dated as of January 31, 1996 is entered into by and among OHIO SAVINGS BANK, F.S.B. (the "Bank") and LEVITT HOMES INCORPORATED, a Delaware corporation (the "Company"), LEVITT CORPORATION, a Maryland corporation (the "Guarantor") and LEVITT PROPERTY MANAGEMENT, INC., LEVITT REALTY SERVICES, INC., LEVITT AT ST. ANDREWS PLACE, INC., LEVITT AT BEAR LAKES, INC., LEVITT CONSTRUCTION CORP.-EAST, LEVITT CONSTRUCTION CORP.-WEST, L.D. CORPORATION OF BROWARD, INC., SECURITY SHIELD, INC., LEVITT HOMES PUERTO RICO INCORPORATED, HAMPSHIRE HOMES, LTD., LEVITT HOMES AT WATER'S EDGE, INC., LEVITT AT HUNTINGTON LAKES, INC., LEVITT AT WESTCHESTER, INC., LEVITT HOMES AT EMERALD LAKES, INC., THE VILLAGES AT EMERALD LAKES, INC., WOODMERE HOMES, INC., LEVITT AT WESTCHESTER WEST, INC., LEVITT AT TWIN ACRES, INC., LEVITT RETIREMENT COMMUNITIES NO. I, INC., LEVITT CARE CORPORATION, LEVITT MORTGAGE CORP., and U.F.C. TITLE INSURANCE, INC. (collectively the "Subsidiary Guarantors" and individually a "Subsidiary Guarantor").

                                    RECITALS

         The Company desires to obtain a term loan in the amount of Ten Million Dollars ($10,000,000.00) to refinance certain of its existing obligations to Chemical Bank (the "Chemical Bank Term Loan"). The Bank is willing to make such a loan provided that it is guaranteed by Guarantor and the Subsidiary Guarantors and upon the terms and conditions set forth herein.

         NOW, THEREFORE, in consideration of the mutual agreements herein contained and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the above described parties hereby agree as follows:

SECTION 1.       DEFINITIONS

1.1 Defined Terms: as used in this Agreement, the following terms have the following meanings: "Affiliate"
                   : as to any Person (a) any Person (not a Subsidiary of such Person) which, directly or indirectly, controls, is controlled by or is under common control with such Person or (b) any Person who is a director or executive officer of such Person, any Subsidiary of such Person or any

         Person described in clause (a) of this definition. For purposes of this definition, "control" of a Person means the power, direct or indirect, to vote 50% or more of the securities having voting power for the election of directors of such Person or otherwise to direct or cause the direction of the management and policies of such Person, whether by contract or otherwise.

         "Agreement" : this Credit Agreement and Guarantee, supplemented or modified from time to time.

         "Business Day": A day other than a Saturday, Sunday or other day on which federally chartered savings banks are authorized or required by law to close.

         "Code": the Internal Revenue Code of 1986, as amended from time to time.

         "Commonly Controlled Entity": an entity, whether or not incorporated, which is under common control with the Guarantor or the Company within the meaning of Section 414 (b) and (c) of the Code.

         "Consolidated Liabilities": as of the date of any determination thereof, the aggregate sum of all liabilities of the Guarantor and its consolidated Subsidiaries which in accordance with GAAP would be included in determining total liabilities as presented on the liability side of a consolidated balance sheet of the Guarantor and its consolidated Subsidiaries; provided, that for the purposes of this Agreement, Consolidated Liabilities shall exclude (a) all Non-Recourse Liabilities of the Guarantor and its consolidated Subsidiaries and (b) Indebtedness of the Guarantor and its consolidated Subsidiaries which has been secured by mortgage notes receivable which have been pooled into FNMA or GNMA certificates.

         "Consolidated Net Worth" : at a particular date, the excess of the net book value (after deduction of all applicable reserves and excluding any re-appraisal or write-up of assets) of the assets (other than patents, good will, and treasury stock) of the Guarantor and its consolidated Subsidiaries over all of the liabilities of Guarantor and its consolidated Subsidiaries (other than any liabilities subordinated by writing in form and substance satisfactory to the Bank, in favor of all of the "Obligations" (as defined in subsection 3.1 hereof) and the Indebtedness of Guarantor and its

         Subsidiaries to Bank) as determined on a consolidated basis in accordance with GAAP (as hereinafter defined) applied on a basis not inconsistent with its present accounting procedures.

         "Contingent Obligation": as to any Person, any obligation of such Person guaranteeing or intended to guarantee any Indebtedness, leases, dividends or other obligations ("primary obligations") of any other Person (the "primary obligor") in any manner, whether directly or indirectly, including, without limitation, any obligation of such person, whether or not contingent, (a) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (b) to advance or supply funds (i) for the purchase or payment of any such primary obligation or (ii) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (c) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (d) otherwise to assure or hold harmless the owner of such primary obligation against loss in respect thereof; provided, however, that the term Contingent Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Contingent Obligation shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation in respect of which such Contingent Obligation is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such Person is required to perform thereunder) as determined by such Person on good faith.

         "Contractual Obligation": as to any Person, any provision of any security issued by such Person or of any agreement, instrument or undertaking to which such Person is a party or by which it or any of its property is bound.

         "Default" : any of the events specified in Section 8, whether or not any requirement for the giving of notice, the lapse of time, or both, or any other condition, has been satisfied.

         "Dollars" and "$": shall mean dollars in lawful currency of the United States of America.

         "Effective Date":  as defined in subsection 5.1.

         "ERISA" : the Employee Retirement Income Security Act of 1974, as amended from time to time.

         "Event of Default" : any of the events specified in Section 8, provided that any requirements for the giving of notice, the lapse of time, or both, or any other condition, has been satisfied.

         "GAAP": generally accepted accounting principles in the United States of America in effect from time to time.

         "Governmental Authority": any nation or government, any state or other political subdivision thereof, and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, and any corporation or other entity owned or controlled (through stock or capital ownership or otherwise) by any of the foregoing.

         "Indebtedness" : as to any Person, at a particular time, (a) indebtedness for borrowed money or for the deferred purchase price of property or services which purchase price is (i) due more than six months from the date of incurrence of the obligation in respect thereof, or (ii) evidenced by a note or other written instrument or document (including, without limitation, any such indebtedness which is non-recourse to the credit of such Person but is secured by assets of such Person, provided that the amount of such indebtedness shall be limited to the fair market value of such assets at such time) in respect of which such Person is liable, (b) obligations under leases which shall have been or should be, in accordance with GAAP, recorded as capital leases in respect of which obligations such Person is liable (the amount of Indebtedness incurred in connection with any capital lease being deemed to be the liability therefor required to be set forth in accordance with GAAP on the consolidated financial statements of the Guarantor) and (c) the face amount of all outstanding letters of credit issued for the account of such Person and, without duplication, all drafts drawn thereunder.

         "Installment Payment Date" :  as defined in subsection 2.2.

         "Interest Payment Date" :  The first day of each month, in arrears.

         "Lien": any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, and the filing of any financing statement under the Uniform Commercial Code or comparable law of any jurisdiction).

         "Multiemployer Plan": a Plan which is a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

         "Ohio Savings Bank Rate" : the rate of interest publicly announced by the Bank as its reference rate ("Prime Rate"). The reference rate is not intended to be the lowest rate of interest charged by the Bank in connection with extensions of credit to debtors.

         "Non-Recourse Liabilities": of any Person means, at any date, any Indebtedness of such Person as to which the sole recourse of the obligee of such Indebtedness is to the assets securing such Indebtedness and shall also mean any Indebtedness for the purchase or acquisition of, secured by mortgages or deeds of trust on, specified real property for which a Person without material assets (other than the property which was so purchased or acquired and which secures such Indebtedness) is liable and in respect of which neither the Guarantor, the Company nor any other Subsidiary is liable directly or under any Contingent Obligation.

         "Obligations":  as defined in subsection 3.1.

         "PBGC": the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA.

         "Person": an individual, partnership, corporation, business trust, joint stock company, trust, unincorporated association, joint venture, limited liability company, Governmental Authority or other entity of whatever nature.

         "Plan": any employee benefit plan as defined in Section 3(3) of ERISA, other than a Multiemployer Plan, in respect of which the Company or a Commonly Controlled Entity is an "employer" as defined in Section 3(5) of ERISA.

         "Reportable Event": any of the events set forth in Section 4043(b) of ERISA or the regulations thereunder in respect of which the thirty day notice of requirement has not been waived pursuant to regulations promulgated by the PBGC.

         "Requirement of Law": as to any Person, the certificate or articles of incorporation and by-laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation, or determination of an arbitrator of a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

         "Residential Housing Operations": all business activities now or hereafter conducted by the Company and/or any of its Subsidiaries that relate to the development, construction and sales of single and multifamily residential housing units and the development of rental housing projects which are intended to be sold, not held long term.

         "Responsible Officer": the President or the Vice President-Finance of the Company, the Guarantor or any Subsidiary Guarantor, as the case may be or, with respect to financial matters, the chief financial officer of the Guarantor, the Company or any Subsidiary Guarantor, as the case may be.

         "Starrett": Starrett Corporation, a New York corporation, which owns all the issued and outstanding shares of the capital stock of the Guarantor.

         "Subsidiary" : as to any Person, a corporation of which shares of stock having ordinary voting power (other than stock having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation are at the time owned, or the management of which is otherwise controlled, directly, or indirectly through one or more intermediaries, or both, by such person or any majority owned partnership or joint venture.

         "Subsidiary Guarantors": Levitt Property Management., Inc., Levitt Realty Services, Inc., Levitt at St. Andrews Place, Inc., Levitt at Bear Lakes, Inc., Levitt Construction Corp. - East, Levitt Construction Corp. - West, L.D. Corporation of Broward, Inc., Security Shield, Inc., Levitt Homes Puerto Rico Incorporated, Hampshire Homes, Ltd., Levitt Homes at Water's Edge, Inc., Levitt at

         Huntington Lakes, Inc., Levitt at Westchester, Inc., Levitt Homes at Emerald Lakes, Inc., The Villages at Emerald Lakes, Inc., Woodmere Homes, Inc., Levitt at Westchester West, Inc., Levitt at Twin Acres, Inc., Levitt Retirement Communities No. 1, Inc., Levitt Care Corporation, Levitt Mortgage Corp., U.F.C. Title Insurance, Inc., and such other Subsidiaries of the Company or the Guarantor as may, from time to time, become parties to this Agreement.

         "Term Note":  as defined in subsection 2.2.

1.2 Other Definitional Provisions. (a) All terms defined in this Agreement shall have the defined meanings when used in the Note or any certificate or other document made or delivered pursuant hereto; (b) as used herein and in the Note, and any certificate or other document made or delivered pursuant hereto, accounting terms relating to the Guarantor and its Subsidiaries not defined in subsection 1.1, and accounting terms partly defined in subsection 1.1 to the extent not defined, shall have the respective meanings given to them under GAAP; and (c) the words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and section, subsection, schedule and exhibit references are to this Agreement unless otherwise specified.

SECTION 2.  AMOUNT AND TERMS OF COMMITMENT

2.1      Term Loan   Subject to the terms and conditions hereof, the Bank
         agrees to advance to the Company in an aggregate principal amount not to exceed Ten Million Dollars ($10,000,000).

2.2 Term Note. The Term Loan made by the Bank shall be evidenced by a promissory note of the Company, substantially in the form of Exhibit A (the "Note"), payable to the order of the Bank. The Bank is hereby authorized to record the date and amount of the Term Loan and the date and amount of each payment or prepayment of principal thereof.

         The Term Note shall (a) be dated the Effective Date, (b) be stated to mature on January 1, 2000, payable in eight (8) consecutive semi-annual installments, on such dates as specified below (each such payment date shall herein be referred to as an "Installment Payment Date") and in the amount set forth opposite each such Installment Payment Date as follows:

                 July 31, 1996                     $1,000,000

                 January 31, 1997                  $1,500,000

                 July 31, 1997                     $1,000,000

                 January 31, 1998                  $1,500,000

                 July 31, 1998                     $1,000,000

                 January 31, 1999                  $1,500,000

                 July 31, 1999                     $1,000,000

                 January 31, 2000                  $1,500,000

         and (c) bear interest for the period from the date thereof on the unpaid principal amount thereof at the applicable interest rates per annum specified in subsection 2.4, which interest shall be payable as specified in subsection 2.4.

2.3 Optional Prepayments. The Company may prepay the Term Loan, in whole or in part, with payment of a penalty of 5% during the first year, 4% during the second year and 3% of the amount prepaid during the next succeeding thirty five (35) months of the Loan term and with no penalty if such prepayment occurs during the final calendar month of the Loan term.

2.4 Interest Rate and Payment Dates. The Term Loan shall bear interest for the period from the Effective Date until the payment in full thereof on the unpaid principal amount thereof at a fluctuating rate per annum equal to the Ohio Savings Bank Rate plus one percent (1%), subject to adjustment as set forth in the Note.

         Interest shall be payable on each Interest Payment Date and, after the occurrence of any Event of Default, shall be payable on demand.

2.5 Use of Proceeds. The proceeds of the Loan hereunder shall be used by the Company to pay the Chemical Bank Term Loan.

SECTION 3.  GUARANTEE

3.1 Guarantee. Each of the Guarantor and the Subsidiary Guarantors, jointly and severally, hereby unconditionally and irrevocably guarantees to the Bank and its successors, indorsees, transferees and assigns, the prompt and complete payment when due (whether at the stated maturity, by acceleration or otherwise) of the Term Loan, whether as drawer, maker, endorser, guarantor, surety or otherwise, including, without limitation, all indebtedness, obligations and liabilities of the Company arising under or out of or in connection with (a) the unpaid principal of and interest on the Note, or any other amount payable to the Bank under this or any other agreement relating to the Term Loan,
         (b) due and punctual payment and performance by the Company and each of the Guarantor and the Subsidiary Guarantors of all their respective obligations and liabilities under, arising out of and in connection with this Agreement and (c) any and all reasonable expenses which may be paid or incurred by the Bank in the collection of any and all amounts owed under the Term Note or this Agreement and/or enforcing any rights or remedies under the Note or the guarantee provisions or otherwise under this Agreement (all of the foregoing being hereinafter called the "Obligations"). The obligations of the Guarantor and the Subsidiary Guarantors under this subsection 3.1 are and shall be joint and several.

3.2 Subrogation. Notwithstanding any payment or payments made by each of the Guarantor and the Subsidiary Guarantors hereunder or any set-off or application of funds of each of the Guarantor and the Subsidiary Guarantors by the Bank, neither the Guarantor nor any of the Subsidiary Guarantors shall be entitled to be subrogated to any of the rights of Bank against the Company or guarantee or right of offset held by the Bank for the payment of the Obligations, nor shall any of the Guarantor and the Subsidiary Guarantors seek any reimbursement from the Company in respect of payments made by any of the Guarantor and the Subsidiary Guarantors hereunder, until all amounts owing to the Bank by the Company for or on account of the Obligations are paid in full.

3.3 Variation of the Risk. Each of the Guarantor and the Subsidiary Guarantors, hereby consents that, without the necessity of any reservation of rights against it and without notice of further assent by the Guarantor or such Subsidiary Guarantor:

         (a) The obligations and liabilities of the Company or any other party or parties for or upon the Obligations (and/or promissory notes evidencing the same) may, from time to time, in whole or in part, be renewed, extended, modified, prematured, compromised or released by the Bank;

         (b) Any and all security and/or Lien or Liens (legal or equitable) at any time, present or future, held, given or intended to be given for the Obligations and any rights of offset of the Bank in respect thereof under this Agreement or any security document or in law or in equity or otherwise, may, from time to time, in whole or it part, be exchanged, sold surrendered, released, modified, subordinated, waived or extended by the Bank, and the Bank may permit or consent to any such action or the result of any such action;

         (c) The Bank may extend the time of payment of, compromise, settle for cash, credit or otherwise, and upon any terms or conditions, any part of any collateral security for the Obligations, and thereby discharge or release the Person or Persons liable for the payment of all or any part thereof, and the Bank may permit or consent to any such action or any result of such action, and the Bank shall not be obligated to demand or realize upon any of the collateral, nor shall the Bank be liable to the Guarantor or any Subsidiary Guarantor for its failure to collect or enforce payments thereof or for the negligence of its agents or attorneys with respect thereto;

         (d) The Bank may exercise or refrain from exercising any right, remedy or power (including, without limitation, any power of sale) granted by any security instrument or in law or in equity or otherwise, with respect to the Obligations or any security or Lien (legal or equitable) held, given or intended to be given therefor, and

         (e) Any balance or balances of funds with the Bank at any time standing to the credit of the Company or the Guarantor or any Subsidiary Guarantor in any collateral or special account maintained pursuant to the Agreement (but not including any escrow fund deposits relating to purchase contracts for the sale of houses or sublots to bona fide third parties) may, from time to time, in whole or in part, be surrendered or released by the Bank; all as the Bank may deem advisable, and all without impairing, abridging, releasing or affecting the guarantee provided for herein.

3.4 Waiver of Notice, Reliance, etc. Each of the Guarantor and the Subsidiary Guarantors waives any and all notice of the creation, renewal, extension or accrual of any of the Obligations and notice of or proof of reliance by the Bank upon this guarantee or acceptance of this guarantee, and the Obligations, and any of them, shall conclusively be deemed to have been created, contracted or incurred in reliance upon this guarantee, and all dealings among the Company and the Bank shall likewise be conclusively presumed to have been had or consummated in reliance upon this guarantee. Each of the Guarantor and the Subsidiary Guarantors waives diligence, presentment, protest, demand for payment and notice of default or nonpayment to or upon the Company or the Guarantor or any Subsidiary Guarantor with respect to the Obligations. This guarantee shall be construed as a continuing, absolute and unconditional guarantee of payment without regard to the validity, regularity or enforceability of any of the documents and instruments evidencing or creating obligations with respect to this Agreement, the Note, any of the Obligations or any collateral security or guarantee therefor or right of offset with respect thereto at any time or from time to time held by the Bank and without regard to any defense, set-off or counterclaim which may at any time be available to or be asserted by the Company against the Bank, or by any other circumstance whatsoever (with or without notice to or knowledge of the Company or the Guarantor or any Subsidiary Guarantor) which constitutes, or might be construed to constitute, an equitable or legal discharge of the Company for the Obligations, or of the Guarantor or any Subsidiary Guarantor under this guarantee, in bankruptcy or in any other instance. The Obligations and the liabilities of the Guarantor or any Subsidiary Guarantor hereunder shall not be conditioned or contingent upon the pursuit by the Bank or any other Person at any time of any right or remedy against the Company or against any other Person which may be or become liable in respect of all or any part of the Obligations or against any collateral security or guarantee therefor or right of offset with respect thereto. The obligations of Guarantor and the Subsidiary Guarantors hereunder shall continue, and not be affected by, any merger or consolidation involving the

         Company, the Guarantor or any Subsidiary Guarantor, any sale, assignment, transfer, conveyance, or issuance of any stock or other equity interest in the Company or any Subsidiary Guarantor by the Guarantor, or as applicable, by the Company or any other Person. This guarantee shall remain in full force and effect of its terms upon each of the Guarantor and the Subsidiary Guarantors and their respective successors and assigns, and shall inure to the benefit of the Bank, and it successors, indorsees, transferees and assigns, until the Obligations and the obligations of each of the Guarantor and Subsidiary Guarantors under this guarantee shall have been satisfied by payment in full.

3.5 Bankruptcy of the Company. This guarantee shall continue to be effective, or be reinstated, as the case may be, if at any time payment, or any part thereof, of any of the Obligations is rescinded or must otherwise be restored or returned by the Bank upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Company, the Guarantor or any Subsidiary Guarantor, or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee, custodian, or similar officer for the Company, the Guarantor or any Subsidiary Guarantor, or any substantial part of their respective property, or otherwise, all as though such payments had not been made.

SECTION 4.       REPRESENTATIONS AND WARRANTIES

         To induce the Bank to enter into this Agreement and to make the loan herein provided for, the Company and the Guarantor each hereby jointly and severally covenants, represents and warrants to the Bank that:

4.1 Financial Condition. The consolidated statements of financial position of the Guarantor and its consolidated Subsidiaries as at December 31, 1994 and 1993 and the related consolidated statements of consolidated operations and retained earnings and consolidated statements of cash flows for the fiscal years ended on such dates, accompanied by an opinion thereon of Deloitte & Touche, copies of which have heretofore been furnished to the Bank, are complete and correct in all material respects and present fairly the consolidated financial condition of the Guarantor and its consolidated Subsidiaries as at such dates, and the consolidated results of their operations and at such dates, and the consolidated results of their operations and cash flows for the fiscal years then ended. The unaudited consolidated statements of financial position of the Guarantor and its consolidated Subsidiaries as at September 30, 1995 and the related unaudited consolidated statements of operations and retained earnings and consolidated statements of cash flows for the nine months period ended on such date, certified by a Responsible Officer, copies of which have heretofore been furnished to the Bank, are complete and correct in all material respects and present fairly the consolidated financial condition of the Guarantor and its consolidated Subsidiaries as at such date in all material respects, and the consolidated results of their operations and cash flows for the nine months period then ended (subject to normal year-end audit adjustments) in all material respects. All such financial statements, including the related schedules and the notes thereto, have been prepared in accordance with GAAP applied consistently throughout the periods involved. Neither the Guarantor nor any of its Subsidiaries has any material Contingent Obligations, contingent liabilities or liability for taxes, long-term leases or unusual forward or long-term commitments, which are not reflected in the foregoing statements or in the notes thereto.

4.2 No Change. Since December 31, 1994, (a) there has been no material adverse change in the business, operations, assets or financial or other condition of the Guarantor and its Subsidiaries taken as a whole and (b) except for dividends and other payments permitted pursuant to subsection 7.5 hereof, no dividends or other distributions have been declared, paid or made upon any shares of capital stock of the Company or the Guarantor nor have any shares of capital stock of the Company or the Guarantor been redeemed, retired, purchased or otherwise acquired for value by the Guarantor, the Company or any of their respective Subsidiaries.

4.3 Corporate Existences; Compliance with Law. The Guarantor and each of its Subsidiaries (a) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, (b) has the corporate power and authority and the legal right to own and operate its property, to lease the property it operates and to conduct the business in which it is currently engaged, (c) is duly qualified as a foreign corporation and in good standing under the laws of each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification except where a failure to qualify could not have a material adverse effect upon the business, operations, properties or financial or other condition of the Guarantor and its Subsidiaries taken as a whole and could not materially adversely affect the ability of the Company to perform its obligations under this Agreement or the Note or of the Guarantor or the Subsidiary Guarantors to perform their respective obligations under this Agreement, and (d) is in compliance with all Requirements of Law except to the extent that the failure to comply therewith could not, in the aggregate, have a material adverse effect on the business, operations, property or financial or other condition of the Guarantor and its Subsidiaries taken as a whole, and could not materially adversely affect the ability of the Company, to perform its obligations under this Agreement or the Note or of the Guarantor or the Subsidiary Guarantors to perform their respective obligations under this Agreement. Schedule I hereto sets forth for the Guarantor and each of its Subsidiaries their respective parents, jurisdictions of incorporation and certain of the respective jurisdictions in which each of them is qualified to do business, as such facts exist on the date of this Agreement.

4.4 Corporate Power; Authorization; Enforceable Obligations. The Company has the corporate power and authority and the legal right to make, deliver and perform this Agreement and the Note, and to borrow hereunder and has taken all necessary corporate action to authorize the borrowing on the terms and conditions of this Agreement and the Note, and to authorize the execution, delivery and performance of this Agreement and the Note. Each of the Guarantor and the Subsidiary Guarantors has the corporate power and authority and the legal right to make, deliver and perform this Agreement and to guarantee the Obligations and has taken all necessary corporate action to authorize the execution, delivery and performance of this Agreement. No consent or authorization of, filing with, or other act by or in respect of any Governmental Authority, is required in


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
         connection with the borrowings hereunder or with the execution, delivery, performance, validity or enforceability of this Agreement and the Note. This Agreement has been, and the Note will be, duly executed and delivered on behalf of the Company, the Guarantor and/or the Subsidiary Guarantors, as the case may be, and this Agreement constitutes, and the Note when executed and delivered will constitute, a legal, valid and binding obligation of the Company, the Guarantor and/or the Subsidiary Guarantors, as the case may be, enforceable against the Company, the Guarantor and/or the Subsidiary Guarantors, as the case may be, in accordance with its terms, except as enforceability may be limited by (as against that one of them which is itself the object of a proceeding under) applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or similar laws affecting the enforcement of creditors' rights generally.

4.5 No Legal Bar. The execution, delivery and performance of this Agreement and the Note, the borrowing hereunder and the use of the proceeds thereof, will not conflict with or result in a violation of the Articles of Incorporation or By-Laws of the Company, the Guarantor or any Subsidiary Guarantor, will not violate any Requirement of Law or any Contractual Obligation of the Guarantor or any of its Subsidiaries, and will not result in, or require, the creation or imposition of any Lien on any of its or their respective properties or revenues pursuant to any Requirement of Law or Contractual Obligation.

4.6 No Material Litigation. Except as described in Schedule II hereto (which summarizes pending litigation involving potential liability of Five Hundred Thousand Dollars ($500,000.00) or more in each instance), no litigation, investigation or proceeding of or before any arbitrator or Governmental Authority is pending or, to the knowledge of the Company, the Subsidiary Guarantors or the Guarantor, threatened by or against the Guarantor or any of its Subsidiaries or against any of its or their respective properties or revenues (a) with respect to this Agreement and the Note, or any of the transactions contemplated hereby, or (b) which could have a material adverse effect on the business, operations, property or financial or other condition of the Guarantor and its Subsidiaries taken as a whole, or (c) which could have a material adverse effect on the ability of the Company to perform its obligations under the Agreement or the Note or of the Guarantor or the Subsidiary Guarantors to perform their respective obligations under this Agreement.

4.7 No Default. None of the Guarantor or any of its Subsidiaries is in default under or with respect to any Contractual Obligation in any respect which could be materially adverse to the business, operations, property or financial or other condition of the Guarantor and its Subsidiaries taken as a whole, or which could materially adversely affect the ability of the Company to perform its obligations under this Agreement or the Note or the Guarantor or the Subsidiary Guarantors to perform their respective obligations under this Agreement. No Default or Event of Default has occurred and is continuing.

4.8 Ownership of Property; Liens. The Guarantor and each of its Subsidiaries has good record and marketable title in fee simple to or valid and subsisting leasehold interests in all its real property, and good title to all its other property, and none of such property is subject to any Lien, except for liens arising in the ordinary course of the business of developing property which are not material (e.g., liens in favor of municipal or county governments to secure completion of improvements) and except as reflected in the financial statements referred to in subsection 4.1 or as permitted in subsection 7.2

4.9 No Burdensome Restrictions. No Contractual Obligation of the Guarantor or any of its Subsidiaries and no Requirement of Law materially adversely affects, or insofar as the Guarantor, any Subsidiary Guarantor or the Company may reasonably foresee may so affect, the business, operations, property or financial or other condition of the Guarantor and its Subsidiaries taken as a whole or the ability of the Company to perform its obligations under this Agreement or the Note or of the Guarantor or the Subsidiary Guarantors to perform their respective obligations under this Agreement.

4.10 Taxes. The Guarantor and each of its Subsidiaries has filed or caused to be filed all tax returns which to the knowledge of the Guarantor, any Subsidiary Guarantor or the Company are required to be filed, subject to applicable extensions, and has paid all taxes shown to be due and payable on said returns or on any assessments made against it or any of its property and all other taxes, fees or other charges imposed on it or any of its property by any Governmental Authority (other than those the amount or validity of which is currently being contested in good faith by appropriate proceedings and with respect to which reserves in conformity with GAAP have been provided on the books of the Guarantor or its Subsidiaries, as the case may be); and no tax liens have been filed and, to the knowledge of the Guarantor, any Subsidiary Guarantor and the Company, no claims are being asserted with respect to any such taxes, fees or other charges.

4.11 Federal Regulations. Neither the Guarantor, nor any of its Subsidiaries is engaged or will engage, principally or as one of its important activities, in the business of extending credit for the purpose of "purchasing" or "carrying" any "margin stock" within the respective meanings of each of the quoted terms under Regulation U of the Board of Governors of the Federal Reserve System as now and from time to time hereinafter in effect. No part of the proceeds of the Term Loan hereunder or any other extension of credit by Bank to the Company will be used for "purchasing" or "carrying margin stock" as so defined or for any purpose which violates, or which would be inconsistent with, the provisions of the Regulations of such Board of Governors.

4.12 ERISA. No prohibited transaction or accumulated funding deficiency (each as defined in Section 8) or Reportable Event has occurred since July 1, 1974 with respect to any Plan. The present value of all accrued benefits vested under all Plans (determined under the same actuarial assumptions used for funding and contributions to each Plan) did not, as of the last annual valuation date, exceed the value of the assets of the Plan allocable to such vested benefits as of such date. To the best knowledge of the Company and the Guarantor after due inquiry, the liability to which the Company or any Commonly Controlled Entity would become subject under ERISA if the Company or such Commonly Controlled Entity were to withdraw completely from all Multiemployer Plans with respect to which the Company or any Commonly Controlled Entity contributes or has contributed, or if such Multiemployer Plans were to be terminated, as of the


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
         valuation date most closely preceding the date hereof would not have a material adverse effect on the business, operations, property or financial or other condition of the Guarantor and its Subsidiaries taken as a whole. Such Multiemployer Plans are neither in Reorganization as defined in Section 4241 of ERISA nor Insolvent as defined in Section 4245 of ERISA where such Reorganization or Insolvency would have a material adverse affect on the business, operations, property or financial or other condition of the Guarantor and its Subsidiaries taken as a whole.

4.13 Guarantors' Benefit. The assumption by Guarantor and the Subsidiary Guarantors of their obligations hereunder will result in direct financial benefit to said Persons.

4.14 Investment Company Act. None of the Guarantor, the Subsidiary Guarantors or the Company is an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

SECTION 5.  CONDITIONS PRECEDENT

5.1 Conditions of The Loan. This Agreement shall become effective on the date (the "Effective Date") on which the following conditions precedent shall be fulfilled to the satisfaction of the Bank:

         (a) Note. The Bank shall have received the Note conforming to the requirements hereof and executed by a duly authorized officer of the Company.

         (b) Legal Opinion. The Bank shall have received, an opinion of Messrs. Stearns Weaver Miller Weissler Alhadeff & Sitterson, P.A. counsel to the Company, the Subsidiary Guarantors, and the Guarantor, dated the Effective Date and addressed to the Bank, substantially in the form of Exhibit C.

         (c) Company's Certificate. The Bank shall have received a Certificate dated the Effective Date, substantially in the form of Exhibit D. with appropriate insertions and attachments satisfactory in form and substance to the Bank and its counsel, executed by the President or Vice President and Secretary or Assistant Secretary of the Company.

         (d) Guarantor's Certificate. The Bank shall have received a Guarantor's Certificate for each of

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
         the Guarantor and the Subsidiary Guarantors dated the Effective Date, substantially in the form of Exhibit E with appropriate insertions and attachments satisfactory in form and substance to the Bank and its counsel, executed by the President or Vice President and Secretary or Assistant Secretary of the Guarantor or a Subsidiary Guarantor, as the case may be.

         (e) Additional Matters. All other documents and legal matters in connection with the transactions contemplated by this Agreement shall be satisfactory in form and substance to the Bank and its counsel.

SECTION 6.  AFFIRMATIVE COVENANTS

The Company and the Guarantor, and, in the case of subsection 6.4 each Subsidiary Guarantor, each hereby jointly and severally covenants and agrees that, so long as the Note remains outstanding and unpaid or any other amount is owning to the Bank hereunder, the Company and the Guarantor shall, and in the case of the agreements set forth in subsections 6.3, 6.4, 6.5 and 6.6 shall cause each of their respective Subsidiaries to:

6.1      Financial Statements.  Furnish to the Bank:

         (a) as soon as possible, but in any event within one hundred twenty
         (120) days after the end of each fiscal year of the Guarantor, a copy of (i) the consolidated statements of financial position of the Company and of the Guarantor and their respective consolidated Subsidiaries as at the end of such year and the related consolidated statements of consolidated operations and retained earnings and consolidated statements of cash flows of the Company and of the Guarantor and their respective consolidated Subsidiaries for such year, setting forth in each case in comparative form the figures for the previous year, certified without a "going concern" or like qualification or exception, or qualification arising out of the scope of the audit, by any independent certified public accountants of nationally recognized standing, and (ii) the consolidating statement of financial position of the Guarantor and its Subsidiaries as at the end of such fiscal year, showing inter-company eliminations, and the related consolidating statements of operations and retained earnings, and consolidating statements of cash flows of the Guarantor and its consolidating

         Subsidiaries for such year, showing inter-company eliminations, setting forth in each case in comparative form the figures for the previous year, certified by a Responsible Officer as being fairly stated in all material respects when considered in relation to the consolidated financial statements of the Guarantor and its consolidated Subsidiaries; and

         (b) as soon as available, but in any event not later than sixty (60) days after the end of each of the first three (3) quarterly periods of each fiscal year of the Guarantor, the unaudited consolidating statements of financial position of the Guarantor and its consolidated Subsidiaries as at the end of each such quarter and the related unaudited consolidating statements of operations and retained earnings, and consolidated statements of cash flows of the Guarantor and its consolidated Subsidiaries for such quarterly period and the portion of the fiscal year through such date, setting forth in each case in comparative form on a consolidated basis the figures for the previous year certified by a Responsible Officer (subject to normal year-end audit adjustments); all such financial statements to be complete and correct in all material respects and to be prepared in reasonable detail and in accordance with GAAP applied consistently throughout the periods reflected therein (except as approved by such accountants or officer, as the case may be, and disclosed therein).

6.2      Certificates; Other Information.  Furnish to the Bank:

         (a) concurrently with the delivery of each of the financial statements referred to in subsection 6.1(a) above, a certificate of the independent certified public accountants certifying such financial statements stating that in making the examination necessary therefor no knowledge was obtained of any Default or Event of Default, except as specified in such certificate;

         (b) concurrently with the delivery of the financial statements referred to in subsections 6.1(a) and (b) above, a certificate of a Responsible Officer of each of the Guarantor and the Company (i) stating that during such period, to the best of such Officer's knowledge, the Company and the Guarantor have each observed or performed all of its covenants and other agreements, and satisfied every condition, contained in this Agreement and the Note to be observed, performed or satisfied by it, and that such officer has obtained no knowledge of any Default or Event of Default except as specified in such certificate, and (ii) showing in detail the calculations supporting such statement in respect of subsections 7.1(c), 7.5, 7.7, 7.8 and 7.9;

         (c) concurrently with the delivery of the financial statements referred to in subsections 6.1(a) and (b) above, a certificate of a Responsible Officer of each of the Company and the Guarantor identifying "Other Investments" (as defined in subsection 7.6(d)) which existed at the beginning of the applicable fiscal quarter, new Other Investments made during such fiscal quarter and any such Other Investments which have been terminated (because of completion or repayment) during said fiscal quarter, in each case showing the value of the Other Investment at cost;

         (d) promptly, such additional financial and other information as the Bank may from time to time reasonably request.

6.3 Payment of Obligations. Pay, discharge or otherwise satisfy at or before maturity or before they become delinquent, as the case may be, all its Indebtedness and other monetary obligations of whatever nature except for (i) Non-Recourse Liabilities which in the aggregate do not exceed Six Million Dollars ($6,000,000); (ii) Indebtedness and obligations, other than for borrowed money or in respect of Non-Recourse Liabilities or owing to contractors which is related to the construction or the development of land, as to which the portion more than sixty (60) days delinquent does not exceed Five Hundred Thousand Dollars ($500,000); and (iii) Indebtedness and other obligations of whatever nature, the amount or validity of which is currently being contested in good faith by appropriate proceedings and reserves in conformity with GAAP with respect thereto have been provided on the books of the Company, the Guarantor or any of their respective Subsidiaries, as the case may be.

6.4. Conduct of Business and Maintenance of Existence. Except as permitted by subsection 7.4 of this Agreement, continue to engage in business only of the same general type as now conducted by it, and preserve, renew and keep in full force and effect its corporate existence and take all reasonable action to maintain all rights, privileges and franchises necessary or desirable in the normal conduct of its business and comply with all Contractual Obligations and Requirements and Law except to the extent that the failure to comply therewith could not, in the aggregate, have a material adverse effect on the business, operations, property or financial or other condition of the Company, the Guarantor and their respective Subsidiaries taken as a whole.

6.5 Maintenance of Property, Insurance. (a) Keep all property useful and necessary in its business in good working order and condition, reasonable wear and tear excepted; maintain with financially sound and reputable insurance companies, insurance on all its property in at least such amounts and against at least such risks (but including in any event public liability and product liability) as are usually insured against in the same general area by companies engaged in the same or a similar business; and (b) furnish to the Bank, upon written request, full information as to the insurance carried.

6.6 Inspection of Property; Books and Records; Discussions. Keep proper books of record and account in which full, true and correct entries in conformity with GAAP and all Requirements of Law shall be made of all dealings and transactions in relation to its business activities; and upon receipt of prior reasonable notice from Bank, permit representatives of the Bank to visit and inspect any of its properties and examine and make abstracts from any of its books and records at any reasonable time and as often as may reasonably be desired, and to discuss the business, operations, properties and financial and other condition of the Company, the Guarantor and their respective Subsidiaries with officers of the Guarantor and its Subsidiaries and with its independent certified public accountants.

6.7      Notices.  Promptly give notice to the Bank:

         (a)  of the occurrence of any Event of Default;

         (b) of any (i) default or event of default under any Contractual Obligation of the Company, the Guarantor, or any of their respective Subsidiaries (including any Default or Event of Default with respect to any Non-Recourse Liabilities) involving a financial loss or penalty to the Company, the Guarantor and/or any of their respective Subsidiaries equal to ten percent (10%) or more of their

         Consolidated Net Worth at the time of the applicable occurrence, or
         (ii) litigation, investigation or proceeding which may exist at any time between the Guarantor or any of its Subsidiaries and any Governmental Authority, which in either case could, if adversely determined, have a material adverse effect on the business, operations, property or financial or other condition of the Company, the Guarantor and their respective Subsidiaries taken as a whole;

         (c) of any litigation or proceeding affecting the Company, the Guarantor or any of their respective Subsidiaries in which the amount involved is Two Hundred Fifty Thousand Dollars ($250,000) or more and not covered by insurance or in which injunctive or similar relief is sought;

         (d) of the following events, as soon as possible and in any event within thirty (30) days after the Company or the Guarantor knows or has reason to know thereof: (i) the occurrence or expected occurrence of any Reportable Event with respect to any Plan, or (ii) the institution of proceedings or the taking or expected taking of any other action by PBGC or the Guarantor or any Commonly Controlled Entity to terminate or withdraw from any Plan, and in addition to such notice, deliver to the Bank whichever of the following may be applicable: (A) a certificate of the chief financial officer of the Guarantor or the Company setting forth details as to such Reportable Event and the action that the Guarantor or Commonly Controlled Entity proposes to take with respect thereto, together with a copy of any notice of such Reportable Event that may be required to be filed with PBGC, or (B) any notice delivered by PBGC evidencing its intent to institute such proceedings or any notice to PBGC that such Plan is to be terminated, as the case may be; and

         (e) of a material adverse change in the business, operations, property or financial or other condition of the Company, the Guarantor and their respective Subsidiaries taken as a whole.

         Each notice pursuant to this subsection shall be accompanied by a statement of the chief executive officer or chief financial officer of the Company or the Guarantor setting forth details of the occurrence referred to therein and stating what action the Company or the Guarantor proposes to take with respect thereto.

6.8 Business Plan. Furnish to the Bank as soon as available but in any event within ninety (90) days after the beginning of each fiscal year of the Guarantor, a copy of the succeeding year's business plan (the "Business Plan").

6.9 Additional Subsidiaries. Cause any wholly owned Subsidiary of the Company or the Guarantor incorporated after the date hereof to execute an Addendum in the form attached hereto as Exhibit E and a Guarantors' Certificate in the form attached hereto as Exhibit D.

SECTION 7.  NEGATIVE COVENANTS

The Company and the Guarantor each hereby jointly and severally covenants and agrees that, so long as the Note remains outstanding, without the prior written consent of the Bank:

7.1 Permitted Indebtedness: the Guarantor and the Company will not, and the Guarantor will not permit any of their respective Subsidiaries to incur, assume or permit to exist any indebtedness except:

         (a)     Indebtedness in respect to Note;

         (b) Indebtedness, secured or unsecured, incurred for the purpose of financing Levitt Mortgage Corporation's operations with respect to mortgage loans originated for homes sold or financed for others in an amount not to exceed Three Million Dollars ($3,000,000);

         (c) Indebtedness of Guarantor and its Subsidiaries on a consolidated basis secured by Liens and incurred in connection with land acquisitions, construction and development in an aggregate unpaid principal amount at any one time outstanding not to exceed Forty Million Dollars ($40,000,000), provided, that (i) no more than Fifteen Million Dollars ($15,000,000) of such Indebtedness shall mature within any twelve month period, exclusive of payments due for homes or lots sold and the applicable release payments, thereof, and (ii) the amount of such Indebtedness which is not Non-Recourse Liabilities shall not exceed Twenty Million Dollars ($20,000,000), provided further that where the Company is responsible for obtaining such financing the Company shall give the Bank written notice prior to incurring Indebtedness referred to in this clause (ii) and the Bank shall have the right (within ten (10) business days from receipt of such notice) to provide the Company with Indebtedness on terms and conditions mutually acceptable to the Bank and the Company. Notwithstanding the foregoing, the limitation on Indebtedness referred to in this subparagraph (c) shall not apply to any temporary secured term loan, in the principal amount not to exceed Seven Million Dollars ($7,000,000), from Banco Popular De Puerto Rico to Levitt Homes Puerto Rico Incorporated which shall be used from time to time to construct houses sold or under contract in Puerto Rico;

         (d) Indebtedness under any promissory note given by the Guarantor or any Subsidiary thereof to Starrett or any Subsidiary thereof pursuant to that certain Tax-Sharing Agreement dated November 3, 1983 between the Guarantor and Starrett in the event that the Guarantor or any Subsidiary thereof ceases to be a member of the Starrett affiliated group for Federal income tax purposes;

         (e) Indebtedness of the Guarantor or the Company to any Subsidiary of either;

         (f) Other Indebtedness in an aggregate amount not to exceed Five Hundred Thousand Dollars ($500,000);

         (g) Indebtedness under the Financing and Guarantee Agreement dated as of February 2, 1987, as amended, among Levitt Homes Puerto Rico Incorporated, Levitt Homes Incorporated and Banco Popular De Puerto Rico (the "Banco Popular Credit Agreement"), in an aggregate principal amount not exceeding Fifteen Million Dollars ($15,000,000) at any one time outstanding; and

         (h) Indebtedness secured by monitoring contracts relating to security systems not to exceed One Million Dollars ($1,000,000) in the aggregate outstanding at any time.

7.2 Limitation on Liens. The Company and the Guarantor will not, and will not permit any of their respective Subsidiaries to, create, assume or suffer to exist any Lien upon any of its property or assets, whether now owned or hereafter acquired, except:

         (a) Liens for taxes, assessments or other governmental charges not yet due, or the validity of which is being contested in good faith by appropriate proceedings diligently prosecuted and as to which appropriate reserves are being maintained in accordance with GAAP;

         (b) carriers', warehousemen's, mechanics', materialmen's, workman's, repairman's and other similar liens arising in the ordinary course of business which are (after receipt of notice of such lien by the Company, the Guarantor or the relevant Subsidiary of either) (i) bonded, (ii) not of record for a period of more than thirty (30) days, or (iii) being contested in good faith by appropriate proceedings diligently prosecuted, and as to which appropriate reserves are being maintained in accordance with GAAP;

         (c) deposits or pledges to secure the payment of worker's compensation, unemployment insurance or other social security obligations or benefits;

         (d) escrows and deposits to secure the performance of bids, tenders, contracts (other than for borrowed money), leases, public or statutory obligations, surety or appeal bonds or other obligations of a like general nature incurred in the ordinary course of business;

         (e) title defects, Liens or encumbrances (including, without limitation, home owners association liens, easements or rights-of-way for sewers, electric lines, telegraph and telephone lines and other similar purposes), zoning or other restrictions as to the use of real property, which do not, in the aggregate, materially detract from the property or its value or materially impair the use thereof in the operation of the business of the Guarantor and its Subsidiaries taken as a whole or materially adversely affect the ability of the Company to perform its obligations under the Agreement or the Note or of the Guarantor or the Subsidiary Guarantors to perform their respective obligations under this Agreement, and which in any event did not arise in connection with the borrowing of money;

         (f) Liens created by or resulting from any litigation or proceeding which are discharged or bonded within sixty (60) days of the creation thereof;

         (g) Liens on mortgage note receivables securing Indebtedness permitted by subsection 7.1(b);

         (h) Liens upon residential real property used in connection with Residential Housing Operations, provided that (i) such Liens either existed on such property before the time of its acquisition or were created solely for the purpose of securing Indebtedness representing or incurred to finance, refinance or refund the cost of such property, (ii) no such Lien shall extend to or cover any property of the Guarantor or any of its Subsidiaries other than the property so acquired, and (iii) the principal amount of the Indebtedness secured by any such Lien shall at no time exceed the fair market value (as determined by a bona fide appraisal or, in the case of the purchase of the property from a Person not an Affiliate, by the purchase price) of the property subject to such Lien at the time it is acquired;

         (i) Liens securing other Indebtedness in an aggregate amount not to exceed Five Hundred Thousand Dollars ($500,000) and;

         (j) Liens securing monitoring contracts relating to security systems not to exceed One Million Dollars ($1,000,000).

7.3 Limitation on Contingent Obligations. The Company and the Guarantor will not, and will not permit any of their respective Subsidiaries to, incur, assume or suffer to exist any Contingent Obligation except (i) guarantees of Indebtedness permitted hereunder and (ii) other guarantees entered into in the ordinary course of business of the Guarantor or any of its Subsidiaries.

7.4 Limitation on Fundamental Changes. The Company and the Guarantor will not, and will not permit any of their respective Subsidiaries to sell, lease, transfer or otherwise dispose of all or substantially all its properties and assets now owned or hereafter acquired to any other Person or consolidate with or merge into any other Person or make any acquisition (including acquisitions by means of merger or consolidation) of all or substantially all the assets or equity securities of, or any assets of any other Person constituting a going-concern business of that Person or which is a part of, any other Person, except that:

         (a) any Subsidiary of the Guarantor (except the Company or any Subsidiary of the Company) may be merged or consolidated with or into the Guarantor (provided that the Guarantor shall be the surviving corporation) or with any one or more Subsidiaries of the Guarantor (provided that if any such transaction shall be between a Subsidiary and a wholly owned Subsidiary, the wholly owned

         Subsidiary shall be the continuing or surviving corporation and that if any such transaction shall be between a Subsidiary Guarantor and a Subsidiary other than a Subsidiary Guarantor, the Subsidiary Guarantor shall be the continuing or surviving corporation), and the Guarantor may be merged or consolidated with a wholly-owned domestic Subsidiary of Starrett that, immediately prior to giving effect to such merger or consolidation, has no material liabilities (provided that no assets of the Guarantor, the Company or any Subsidiary of the Company shall be payable to any other party in connection with such merger or consolidation and that either the Guarantor shall be the surviving corporation or, if such Subsidiary of Starrett is the surviving corporation, such Subsidiary shall enter into an agreement, in form and substance satisfactory to the Bank, pursuant to which such Subsidiary shall expressly assume all the obligations and liabilities of the Guarantor hereunder);

         (b) any Subsidiary of the Guarantor (except the Company or any Subsidiary of the Company) may sell, lease, transfer or otherwise dispose of any or all of its assets (upon voluntary liquidation or otherwise) to the Guarantor or another wholly- owned Subsidiary of the
         Guarantor:

         (c) any Subsidiary of the Company may be merged or consolidated with or into the Company (provided that the Company shall be the surviving corporation) or with one or more Subsidiaries of the Company (provided that if any such transaction shall be between a Subsidiary and a wholly- owned Subsidiary, the wholly-owned Subsidiary shall be the continuing or surviving corporation and that if any such transaction shall be between a Subsidiary Guarantor and a Subsidiary other than a Subsidiary Guarantor, the Subsidiary Guarantor shall be the continuing or surviving corporation);

         (d) any Subsidiary of the Company (other than a Subsidiary Guarantor) may sell, lease, transfer or otherwise dispose of any or all of its assets (upon voluntary liquidation or otherwise) to the Company or another wholly-owned Subsidiary of the Company;

         (e) the Guarantor and its Subsidiaries may make any sale of assets, in addition to those permitted by subsections 7.4(a)- (d) above, provided that the purchase price for any such asset so sold is not less than the then fair market value thereof and provided, further, that no such sale shall be permitted pursuant to this subsection 7.4(e) unless, (i) after giving effect thereto, the aggregate book value of all assets sold pursuant to this subsection 7.4(e) subsequent to the date hereof would not exceed, in the aggregate in any fiscal year, fifteen percent (15%) of the consolidated total assets of the Guarantor and its Subsidiaries as reflected on a consolidated balance sheet of the Guarantor and its Subsidiaries as at the end of the fiscal quarter of the Guarantor most recently ended prior to the date of such sale; and (ii) such a sale, if made to a Person which is not an Affiliate of Guarantor and its Subsidiaries, is for cash and the proceeds are not used for payment of dividends or for prepayment of debt other than repayment of debt on the property which has been sold or of Obligations to Bank.

7.5 Limitation on Dividends. Neither the Guarantor nor the Company shall declare any dividends (other than dividends payable solely in the stock of the Guarantor) on, or make any payment on account of, or set apart assets for a sinking or other analogous fund for, the purchase, redemption, retirement or other acquisition of any shares of any class of stock of the Guarantor or the Company, now or hereafter outstanding, or make any other distribution in respect thereof, either directly or indirectly, whether in cash or property or in obligations of the Guarantor or the Company, and shall not permit any of their respective Subsidiaries or Affiliates to make any payment on account of, or purchase or otherwise acquire any shares, of any class of stock of the Guarantor or the Company to or from any Person, except:

         (a) the Guarantor may declare and pay cash dividends in any fiscal year; in an aggregate amount equal to the lesser of (x) 25% of consolidated net income of the Guarantor and its consolidated Subsidiaries for such fiscal year or (y) One Million Five Hundred Thousand Dollars ($1,500,000.00); provided that in each instance there exists no Default or Event of Default before payment of such dividend or immediately thereafter;

         (b) the Company may declare and pay cash dividends in any fiscal year; provided that in each instance there exists no Default or Event of Default before payment of such dividend or immediately thereafter.

7.6 Investments. The Guarantor will not, and will not permit any of its Subsidiaries to make, or commit to make any advance, loan, extension of credit or capital contribution to, or purchase any stock, bonds, notes, debentures or other securities of, or any assets constituting a going-concern business which is a part of, or make any other investment in, any Person (all such transactions being herein called "investments") except:

         (a) investments in accounts, contract rights and chattel paper (as defined in the Uniform Commercial Code), notes receivable and other receivables owing to the Guarantor or any of its Subsidiaries, arising or acquired in the ordinary course of business and dischargeable in accordance with customary trade terms;

         (b) investments in bank certificates of deposit (but only with the Bank or with other banks having a combined capital and surplus in excess of Two Billion Dollars ($2,000,000,000)), open market commercial paper maturing within one year having the highest rating of either Standard & Poor's Corporation or Moody's Investors Services, inc., U.S. Treasury Bills subject to repurchase agreements and short-term obligations issued or guaranteed by the U.S. Government or any agency thereof;

         (c) investments under interest reserve and other accounts established in connection with Indebtedness permitted under subsection 7.1(c) and under escrows and deposits permitted under subsection 7.2(d) and established in the ordinary course of the Guarantor's and its Subsidiaries' business;

         (d) "Other Investment" in an aggregate amount not to exceed at any time Fifteen Million Dollars ($15,000,000) on a consolidated basis, which shall be reported to Bank quarterly as required in subsection 6.2(c) hereof. As used in this subsection 7.6(d), "Other Investment" shall mean any investment in any less than majority owned joint venture, corporation or other entity at cost and;

         (e) loans and advances from any Subsidiary to the Company or the Guarantor.

7.7 Affiliates. The Company and the Guarantor will not, and will not permit any of their respective

         Subsidiaries to, pay any cash dividends, make any loan or advance to or engage in any transaction (including without limitation, the purchase, sale or exchange of property, the rendering of any service or the payment of any management fees or administrative expenses) with
         (i) the Guarantor or any Affiliate of the Guarantor (including, without limitation, Starrett), (ii) any officer or employee of the Guarantor, any of its Subsidiaries or any Affiliate of the Guarantor (including, without limitation, Starrett), (iii) any trust of which any of the foregoing is a beneficiary or (iv) any Person supported by a Contingent Obligation issued by any of the foregoing, except:

         (a) for (i) mortgage loans to officers and employees of the Guarantor and its Subsidiaries having, in each instance, with the maximum amount of any such loan not to exceed Two Hundred Thousand Dollars ($200,000), to any one Person and Five Hundred Thousand Dollars ($500,000) to all Persons in the aggregate, and (ii) other loans or advances which are in the ordinary course of business to officers and employees of the Guarantor and its Subsidiaries in an aggregate amount at any one time outstanding not to exceed One Hundred Fifty Thousand Dollars ($150,000) and in the case of any single loan or advance not to exceed Seventy Five Thousand Dollars ($75,000) at any one time outstanding;

         (b)     as permitted under subsection 7.5;

         (c)     as permitted under subsection 7.6;

         (d) for transactions which are in the ordinary course of the Guarantor's or such Subsidiary's business and which are upon fair and reasonable terms no less favorable to the Guarantor or such Subsidiary than it would obtain in a comparable arm's length transaction with a Person not an Affiliate of the Guarantor;

         (e)     as permitted under subsection 7.1(f);

         (f) for any payments pursuant to the Tax-Sharing Agreement dated November 3, 1983 between the Guarantor and Starrett; and

         (g) the Guarantor and the Company may charge management fees to its Subsidiaries in the ordinary course of business.

7.8 Maintenance of Consolidated Net Worth. The Guarantor will maintain Consolidated Net Worth in amounts as stated below:

             $36,000,000 at December 31, 1995

             $37,000,000 at December 31, 1996

             $38,000,000 at December 31, 1997

             $39,000,000 at December 31, 1998 and on each December 31 thereafter

7.9 Maintenance of Ratio of Consolidated Liabilities to Consolidated Net Worth. The Guarantor will not permit at any time Consolidated Liabilities to exceed 300% of Consolidated Net Worth, provided that the guaranty of payment of principal and interest of the Indebtedness referred to in clauses (i) and (ii) of subsection 7.3 shall at all times be included in any computation of Consolidated Liabilities hereunder.

SECTION 8.  EVENTS OF DEFAULT

         Upon the occurrence of any of the following events:

         (a) The Company shall fail to pay (i) any principal of the Note when due in accordance with the terms thereof, or (ii) any interest on the Note when due in accordance with the terms thereof or (iii) any other amount payable hereunder and any such monetary default shall continue unremedied for a period of five (5) days; or

         (b) Any representation or warranty made or deemed made by the Company, the Guarantor or any Subsidiary Guarantor or the certificate, document or financial or other statement furnished at any time under or in connection with this Agreement shall prove to have been incorrect in any material respect on or as of the date made or deemed made; or

         (c) The Company, any Subsidiary Guarantor or the Guarantor shall default in the observance or performance of any agreement contained in Sections 3 or 7 and shall fail to give evidence to the Bank, within fifteen (15) days after the receipt of notice from the Bank, that such default has been cured; or

         (d) The Company, any Subsidiary Guarantor or the Guarantor shall default in the observance or performance of any other agreement or covenant contained in this Agreement, and such default shall continue unremedied for a period of thirty (30) days after the occurrence of such default, provided that such default shall not constitute an Event of Default hereunder if such default is incapable of being cured in thirty (30) days and the Company, the Guarantor or the applicable Subsidiary Guarantor has commenced to cure such default during said thirty (30) day time period and completes such curative action within ninety (90) days after the occurrence of such default; or

         (e)  The Company, the Guarantor or any of their respective
         Subsidiaries shall (i) default in any payment of principal of or interest on any Indebtedness (other than the Note), or in the payment of any Contingent Obligation, beyond the period of grace (not to exceed thirty (30) days), if any, provided in the instrument or agreement under which such Indebtedness or Contingent Obligation was created (excluding any such default with respect to (A) any Non-Recourse Liabilities which in the aggregate do not exceed Six Million Dollars ($6,000,000); and (B) Indebtedness and other monetary obligations, other than for borrowed money or in respect of Non-Recourse Liabilities as to which the portion more than sixty (60) days delinquent does not exceed Five Hundred Thousand Dollars ($500,000)); or (ii) default in the observance or performance of any other agreement or condition relating to any Indebtedness or Contingent Obligation or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or holders of such Indebtedness or beneficiary or beneficiaries of such Contingent Obligation (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, with the giving of notice if required, such Indebtedness to become due prior to its stated maturity or such Contingent Obligation to become payable (excluding any such default with respect to (A) any Non-Recourse Liabilities which in the aggregate do not exceed Six Million Dollars ($6,000,000); and (B) Indebtedness and other obligations, other than for borrowed money or in respect of Non-Recourse Liabilities as to which the portion more than sixty (60) days delinquent does not exceed Five Hundred Thousand Dollars ($500,000)); or

         (f) (i) The Company, the Guarantor or any of their respective Subsidiaries shall commence any case, proceeding or other action (A) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (B) seeking appointment of a receiver, trustee, custodian or other similar official for it or for all or any substantial part of its assets, or the Company, the Guarantor or any of their respective Subsidiaries, shall make a general assignment for the benefit of its creditors; or (ii) there shall be commenced against the Company, the Guarantor or any of their respective Subsidiaries any case, proceeding or other action of a nature referred to in clause (i) above which (A) results in the entry of an order for relief or any such adjudication or appointment or (B) remains undismissed, undischarged or unbonded for a period of sixty (60) days; or (iii) the issuance against the Company, the Guarantor or any of their respective Subsidiaries of an order for a warrant of attachment, execution, distraint or similar process against all or any substantial part of its assets which order shall not have been vacated, discharged or stayed or bonded pending appeal within sixty (60) days from the entry thereof; or (iv) the Company, the Guarantor or any of their respective Subsidiaries shall take any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in clause
         (i), (ii) or (iii) above; or (v) the Company, the Guarantor or any of their respective Subsidiaries shall generally not, or shall be unable to, or shall admit in writing its inability to, pay its debts as they become due; or

         (g) (i) Any Person shall engage in any "prohibited transaction" (as defined in Section 406 of ERISA or Section 4975 of the Code) involving any Plan, (ii) any "accumulated funding deficiency" (as defined in Section 302 of ERISA), whether or not waived, shall exist with respect to any Plan, (iii) a Reportable Event shall occur with respect to, or proceedings shall commence to have a trustee appointed, or a trustee shall be appointed, to administer or to terminate, any Plan, which Reportable Event or institution of proceedings is, in the reasonable opinion of the Bank, likely to result in the termination of such Plan for purposes of Title IV of ERISA, and, in the case of a Reportable Event, the continuance of such Reportable Event unremedied for forty five (45) days after notice of such Reportable Event pursuant to Section 4043(a), (c) or (d) of ERISA is given or the continuance of such proceedings for ten (10) days after commencement thereof, as the case may be, (iv) any Plan shall terminate for purposes of Title IV of ERISA, (v) the Company or any Commonly Controlled Entity shall be deemed to have withdrawn (either partially or entirely) from any Multiemployer Plan, or (vi) any other event or condition shall occur or exist; and in each case in clauses
         (I) through (vi) above, such event or condition, together with all other such events or conditions, if any, could subject the Company or any of its Subsidiaries to any tax, penalty or other liabilities in the aggregate material in relation to the business, operations, property or financial or other condition of the Company and its Subsidiaries taken as a whole; or

         (h) One or more judgments or decrees shall be entered against the Guarantor, the Company or any of their respective Subsidiaries involving in the aggregate a liability (not paid or fully covered by insurance) of Five Hundred Thousand Dollars ($500,000) or more and all such judgments or decrees shall not have been vacated, discharged or stayed or bonded pending appeal within sixty (60) days from the entry thereof; or

         (i) Starrett shall for any reason cease to own at least sixty five percent (65%) of the issued and outstanding shares of the capital stock of the Guarantor (free and clear of any Lien) or the Guarantor shall for any reason cease to own all of the issued and outstanding capital stock of the Company (free and clear of any Lien);

         then, and in any such event, if such event is an Event of Default specified in subsections 8(a), (b), (c), (f)(i), (f)(ii) or (g) above, the Term Loan hereunder (with accrued interest thereon) and all other amounts owing under this Agreement and the Note shall immediately become due and payable. Except as expressly provided above in this Section, presentment, demand, protest and all other notices of any kind are hereby expressly waived.

SECTION 9.  MISCELLANEOUS

9.1 Amendments and Waivers. The Bank and the Company may, from time to time, enter into written amendments, supplements or modifications hereto for the purpose of adding any provisions to this Agreement or the Note or changing in any manner the rights of the Bank or of the Company hereunder, or thereunder, and the Bank may execute and deliver to the Company a written instrument waiving, on such terms and conditions as the Bank may specify in such instrument, any of the requirements of this Agreement or the Note or any Default or Event of Default and its consequences except that there shall be no amendment to Sections 3, 6 or 7 hereof without the consent of the Guarantor. In the case of any waiver, the Company and the Bank shall be restored to their former position and rights hereunder and under the outstanding Note, and any Default or Event of Default waived shall be deemed to be cured and not continuing; but no such waiver shall extend to any subsequent or other Default or Event of Default, or impair any right consequent thereon.

9.2 Notices. All notices, requests, consents, demands and other communications required or permitted hereunder shall be in writing and shall be deemed effective at the earliest of: (a) the time of personal delivery; (b) at 5:00 P.M., Cleveland, Ohio time, on the second business day after deposit in the U.S. certified or registered mail return receipt requested; (c) upon receipt, if by telegram, telex or telecopier; or (d) at noon on the next business day after delivery to a reputable overnight courier service for next day delivery, in each case postage and delivery charges prepaid and addressed to the appropriate person at its address set forth below, or to such other address as any party may notify the others as provided above. Notwithstanding the foregoing, no notice of change of address shall be effective except upon receipt. This provision shall not be construed to require the giving of notice or demand to or upon any person in any situation or for any reason.

                     The Company:              Levitt Homes Incorporated
                                               7777 Glades Road
                                               Suite 410
                                               Boca Raton, Florida  33434

                                        Attention:  Elliott M. Wiener, President

           The Guarantor:   Levitt Corporation
                                     c/o Levitt Homes Incorporated
                                     7777 Glades Road
                                     Suite 410
                                     Boca Raton, Florida  33434
                                        Attention:  Elliott M. Wiener, President

           Copies to:                Levitt Corporation
                                     c/o Starrett Corporation
                                     909 Third Avenue
                                        New York, New York  10022

           The
           Subsidiary
           Guarantors:               Levitt Homes Puerto Rico Incorporated
                                     Galeria Building,
                                     Tabonuco Street
                                     B-5 Suite 207
                                        Guaynabo, Puerto Rico  00968

                                     Levitt Property Management, Inc.
                                     7777 Glades Road
                                     Suite 410
                                     Boca Raton, Florida  33434
                                        Attention:  President

                                     Levitt Realty Services, Inc.
                                     7777 Glades Road
                                     Suite 410
                                     Boca Raton, Florida  33434
                                        Attention:  President

                                     Levitt at St. Andrews Place, Inc.
                                     7777 Glades Road
                                     Suite 410
                                     Boca Raton, Florida  33434
                                        Attention:  President

                                     Levitt at Bear Lakes, Inc.
                                     7777 Glades Road
                                     Suite 410
                                     Boca Raton, Florida  33434
                                        Attention:  President

                                     Levitt Construction Corp.-East
                                     7777 Glades Road
                                     Suite 410
                                     Boca Raton, Florida  33434
                                        Attention:  President

                                     Levitt Construction Corp.-West
                                     7777 Glades Road
                                     Suite 410
                                     Boca Raton, Florida  33434
                                        Attention:  President

                                     L.D. Corporation of Broward, Inc.
                                     7777 Glades Road
                                     Suite 410
                                     Boca Raton, Florida  33434
                                        Attention:  President

                                     Security Shield, Inc.
                                     7777 Glades Road
                                     Suite 410
                                     Boca Raton, Florida  33434
                                        Attention:  President

                                     Hampshire Homes, Ltd.
                                     c/o Levitt Homes Incorporated
                                     7777 Glades Road
                                     Suite 410
                                     Boca Raton, Florida  33434
                                        Attention:  President

                                     Levitt Homes at Water's Edge, Inc.
                                     7777 Glades Road
                                     Suite 410
                                     Boca Raton, Florida  33434
                                        Attention:  President

                                     Levitt at Huntington Lakes, Inc.
                                     7777 Glades Road
                                     Suite 410
                                     Boca Raton, Florida  33434
                                        Attention:  President

                                     Levitt at Westchester, Inc.
                                     7777 Glades Road
                                     Suite 410
                                     Boca Raton, Florida  33434
                                        Attention:  President

                                     Levitt Homes at Emerald Lakes, Inc.
                                     7777 Glades Road
                                     Suite 410
                                     Boca Raton, Florida  33434
                                        Attention:  President

                                     The Villages at Emerald Lakes, Inc.
                                     7777 Glades Road
                                     Suite 410
                                     Boca Raton, Florida  33434
                                        Attention:  President

                                     Woodmere Homes, Inc.
                                     7777 Glades Road
                                     Suite 410
                                     Boca Raton, Florida  33434
                                        Attention:  President

                                     Levitt at Westchester West, Inc.
                                     7777 Glades Road
                                     Suite 410
                                     Boca Raton, Florida  33434
                                        Attention:  President

                                     Levitt at Twin Acres, Inc.
                                     7777 Glades Road
                                     Suite 410
                                     Boca Raton, Florida  33434
                                        Attention:  President

                                        Levitt Retirement Communities No. I,Inc.
                                        7777 Glades Road, Suite
                                        410 Boca Raton, Florida
                                        33434 Attention:  President

                                        Levitt Care Corporation
                                        7777 Glades Road, Suite 410
                                        Boca Raton, Florida  33434
                                        Attention:  President

                                     Levitt Mortgage Corp.
                                     7777 Glades Road
                                     Suite 410
                                     Boca Raton, Florida  33434
                                        Attention:  President

                                     U.F.C. Title Insurance, Inc.
                                     7777 Glades Road
                                     Suite 410
                                     Boca Raton, FL  33434
                                        Attention:  President
                    and              Stearns Weaver Miller et al
                                     150 West Flagler Drive
                                     Museum Tower, Suite 2200
                                     Miami, Florida  33130
                                        Attention:  E. Richard Alhadeff, Esq.

              The Bank:              Ohio Savings Bank, F.S.B.
                                     Ohio Savings Plaza
                                     1801 East Ninth Street, Suite 200
                                     Cleveland, Ohio  44114
                                     Attention:  Vice President, Corporate
                                        Banking Department


9.3 No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of the Bank, any right, remedy, power or privilege hereunder, shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

9.4 Survival of Representations and Warranties. All representations and warranties made hereunder and in any document, certificate or statement delivered pursuant hereto or in connection herewith shall survive the execution and delivery of this Agreement and the Notes.

9.5 Payment of Expenses and Taxes. Each of the Company, the Subsidiary Guarantors and the Guarantor jointly and severally agree (a) to pay or reimburse the Bank for all its costs and expenses, including, without limitation, the fees and disbursements of counsel to the Bank, incurred in connection with the preparation and execution of this Agreement, the Notes and any other documents evidencing or securing the Obligations and any amendment, supplement or modification thereto, and the consummation of the transactions contemplated hereby and thereby, (b) to pay or reimburse the Bank for all of the Bank's costs and expenses incurred in connection with the enforcement, preservation or protection of any rights under this Agreement, the Note and any such other documents, including, without limitation, fees and disbursements of counsel to the Bank, (c) to pay, indemnify, and to hold the Bank harmless from, any and all recording and filing fees and any and all liabilities with respect to, or resulting from the imposition of, failure to pay or delay in paying, documentary stamp, intangibles, excise and other taxes, duties or impositions, if any, which may be payable or determined to be payable in connection with the execution and delivery of, or consummation of any of the transactions contemplated by, or any amendment, supplement or modification of, or any waiver or consent under or in respect of, this Agreement, the Note and any such other documents evidencing or securing the Obligations, and (d) to pay, indemnify, and hold the Bank harmless from and against any and all other liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever with respect to the execution, delivery, recordation, enforcement, performance and administration of this Agreement, the Note and any such other documents evidencing or securing the Obligations (all the foregoing, collectively, the "indemnified liabilities"), provided, that the Company, the Subsidiary Guarantors and the Guarantor shall have no obligation hereunder with respect to indemnified liabilities arising from (i) the gross negligence or willful misconduct of the Bank or (ii) legal proceedings commenced against the Bank by any security holder or creditor thereof arising out of and based upon rights afforded any such security holder or creditor solely in its capacity as such. The Company, the Guarantor and the Subsidiary Guarantors shall pay such above described sums immediately upon receipt of notice of such amounts from the authority to which they are due and payable or from the Bank or its assigns. In the event the Company, the Guarantor and/or the Subsidiary Guarantors fail to pay such sums, the Bank or its assignee may at its option pay such amounts, including taxes and/or purchase and affix such documentary stamps. Any such payment by the Bank or its assignee shall be added to the indebtedness evidenced by the Note and shall bear interest from the date advanced to the date of recovery at a rate equal to the lesser of five percent (5%) per annum higher than the rate of interest then accruing in accordance with the provisions of the Note or the maximum rate permissible under Florida law. The agreements in this subsection shall survive repayment of the Notes and all other amounts payable hereunder.

9.6 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the

         Company, the Subsidiary Guarantors, the Guarantor, the Bank, all future holders of the Note and their respective successors and assigns, except that neither the Company, the Subsidiary Guarantors nor the Guarantor may assign or transfer any of its rights under this Agreement without the prior written consent of the Bank.

9.7 Governing Law. This Agreement and the Notes and the rights and obligations of the parties under this Agreement and the Notes shall be governed by, and construed and interpreted in accordance with, the law of the State of Florida.

9.8 Submission To Jurisdiction; Waivers. (A) Each of the Company, the Guarantor and the Subsidiary Guarantors hereby irrevocably and unconditionally:

         (i) submits for itself and its property in any legal action or proceeding relating to this Agreement, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the Courts of the State of Florida, the courts of the United States of America for the Southern District of Florida, and appellate courts from any thereof:

         (ii) consents that any such action or proceeding may be brought in such courts, and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

         (iii) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to the Company at its address set forth in subsection 9.2 or at such other address of which the Bank shall have been notified pursuant thereto; and

         (iv) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction.

         (B) The Company, the Guarantor and the Subsidiary Guarantors and the Bank hereby irrevocably and unconditionally waive trial by jury in any legal action or proceeding referred to in paragraph (A) above.

9.9 Set-off. In addition to any rights or remedies of the Bank provided by law, upon the occurrence of any Event of Default, the Bank is hereby irrevocably authorized, at any time and from time to time without prior notice to the Company, any Subsidiary Guarantor or the Guarantor, any such notice being expressly waived by the Company, the Subsidiary Guarantors and the Guarantor, to set off and appropriate and apply any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect or contingent or matured or unmatured, at any time held or owing by the Bank to or for the credit or the account of the Company, any Subsidiary Guarantor or the Guarantor, or any part thereof in such amounts as the Bank may elect, against and on account of the obligations and liabilities of the Company, the Subsidiary Guarantors or the Guarantor, as the case may be, to the Bank hereunder or under the Note or hereunder and claims of every nature and description of the Bank against the Company, the Subsidiary Guarantors or the Guarantor, as the case may be, whether arising hereunder, under the Note or otherwise, as the Bank may elect, whether or not the Bank has made any demand for payment and although such obligations, liabilities and claims may be contingent or unmatured.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered in Palm Beach County, Florida by their proper and duly authorized officers as of the day and year first above written.

                                        OHIO SAVINGS BANK, F.S.B.

                                        By:
                                           ------------------------------------
                                           Its:
                                               --------------------------------

                                        LEVITT HOMES INCORPORATED


                                        By:
                                           ------------------------------------
                                           Jeffery Hoyos, Vice President

                                        LEVITT CORPORATION


                                        By:
                                           ------------------------------------

                                           Jeffery Hoyos, Vice President

                                        LEVITT HOMES PUERTO RICO INCORPORATED


                                        By:
                                           ------------------------------------
                                           Jeffery Hoyos, Vice President


                                   LEVITT PROPERTY MANAGEMENT, INC.


                                   By:
                                      ------------------------------------
                                      Jeffery Hoyos, Vice President

                                   LEVITT REALTY SERVICES, INC.


                                   By:
                                      ------------------------------------
                                      Jeffery Hoyos, Vice President

                                   LEVITT AT ST. ANDREWS PLACE, INC.


                                   By:
                                      ------------------------------------
                                      Jeffery Hoyos, Vice President

                                   LEVITT AT BEAR LAKES, INC.


                                   By:
                                      ------------------------------------
                                      Jeffery Hoyos, Vice President

                                   LEVITT CONSTRUCTION CORP.-EAST


                                   By:
                                      ------------------------------------
                                      Jeffery Hoyos, Vice President

                                   LEVITT CONSTRUCTION CORP.-WEST


                                   By:
                                      ------------------------------------
                                      Jeffery Hoyos, Vice President

                                   L.D. CORPORATION OF BROWARD, INC.


                                   By:
                                      ------------------------------------
                                      Jeffery Hoyos, Vice President

                                   SECURITY SHIELD, INC.


                                   By:
                                      ------------------------------------
                                      Jeffery Hoyos, Vice President

                                   HAMPSHIRE HOMES, LTD.


                                   By:
                                      ------------------------------------
                                      Jeffery Hoyos, Vice President

                                   LEVITT HOMES AT WATER'S EDGE, INC.


                                   By:
                                      ------------------------------------
                                      Jeffery Hoyos, Vice President

                                   LEVITT AT HUNTINGTON LAKES, INC.


                                   By:
                                      ------------------------------------
                                      Jeffery Hoyos, Vice President

                                   LEVITT AT WESTCHESTER, INC.


                                   By:
                                      ------------------------------------
                                      Jeffery Hoyos, Vice President

                                   LEVITT HOMES AT EMERALD LAKES, INC.


                                   By:
                                      ------------------------------------
                                      Jeffery Hoyos, Vice President

                                   THE VILLAGES AT EMERALD LAKES, INC.


                                   By:
                                      ------------------------------------
                                      Jeffery Hoyos, Vice President

                                   WOODMERE HOMES, INC.


                                   By:
                                      ------------------------------------
                                      Jeffery Hoyos, Vice President

                                   LEVITT AT WESTCHESTER WEST, INC.

                                   By:
                                      ------------------------------------
                                      Jeffery Hoyos, Vice President

                                   LEVITT AT TWIN ACRES, INC.

                                   By:
                                      ------------------------------------
                                      Jeffery Hoyos, Vice President

                                   LEVITT RETIREMENT COMMUNITIES NO. I, INC.


                                   By:
                                      ------------------------------------
                                      Jeffery Hoyos, Vice President

                                   LEVITT CARE CORPORATION


                                   By:
                                      ------------------------------------
                                      Jeffery Hoyos, Vice President

                                   LEVITT MORTGAGE CORP.

                                   By:____________________________________
                                      Jeffery Hoyos, Vice President

                                   U.F.C. TITLE INSURANCE, INC.


                                   By:____________________________________
                                      Jeffery Hoyos, Vice President

STATE OF _______________
                         SS
COUNTY OF_______________

    Before me, a Notary Public in and for said County and State, on this _____ day of January, 1996, personally appeared Jeffery Hoyos who acknowledged to me that he did execute the foregoing instrument as a duly authorized officer acting on behalf of each corporation identified above, and that such signing was his free act and deed, individually and as such officer, and the free act and deed of each such corporation.



                                        ______________________________________
                                        Notary Public

                                        My Commission Expires__________________